Exhibit 5.1

Akerman LLP 401 E. Jackson Street Suite 1700 Tampa, FL 33602-5250

September 29, 2026

Odyssey Marine Exploration, Inc.

205 S. Hoover Boulevard

Suite 210

Tampa, Florida 33609

Re:	Registration Statement on Form S-4

File No. 333-295744

Ladies and Gentlemen:

We have acted as counsel to Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-4 (such Registration Statement, in the form in which it becomes effective, is referred to herein as the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), including the proxy statement/prospectus contained therein (the “Proxy Statement/Prospectus”), relating to the proposed registration of (i) up to 1,020,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), (ii) shares of a new series of the Company’s preferred stock, par value $0.0001 per share (the “Odyssey New Preferred Shares”), and (iii) warrants to purchase shares of the Company’s common stock to be issued in exchange for warrants of American Ocean Minerals Corporation, a Delaware corporation (“AOM”) (the “Odyssey Assumed Warrants”), in each case as provided for in the Agreement and Plan of Merger, dated as of April 8, 2026 (as amended, the “Merger Agreement”), by and among the Company, AOM, and Oceanus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company. The Shares consist of shares of Odyssey Common Stock (a) to be issued to the holders of shares of common stock, par value $0.0001 per share, of AOM, (b) to be issued upon the conversion of Odyssey New Preferred Shares, and (c) to be issued upon the exercise of Odyssey Assumed Warrants. The Shares, the Odyssey New Preferred Shares, and the Odyssey Assumed Warrants are referred to collectively herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Proxy Statement/Prospectus.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement and exhibits thereto, including the Proxy Statement/Prospectus; (b) the Articles of Incorporation of the Company, as amended, as currently in effect; (c) the Second Amended and Restated Bylaws of the Company, as amended, as currently in effect; (d) the Merger Agreement, and (e) certain resolutions and minutes of meetings of the Board of Directors of the Company (the “Board”) and Special Transaction Committee of the Board relating to (i) the issuance of the Shares, (ii) the approval of the Merger Agreement and the transactions contemplated thereby, and (iii) other related matters. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

akerman.com

Odyssey Marine Exploration, Inc.

September 29, 2026

In our examination, we have assumed without independent verification (a) the legal capacity of all natural persons and the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies, and the authenticity of the originals of such copies; (c) the truth, accuracy and completeness of the information, representations, and warranties contained in the instruments, documents, certificates, and records we have reviewed; (d) at the time any Securities are issued, exchanged, converted, or exercised pursuant to the Registration Statement and the Merger Agreement (each, a “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective under the Securities Act and will comply with all applicable laws; (e) at each Relevant Time, a Proxy Statement/Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws; (f) at each Relevant Time, a Proxy Statement/Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws; (g) that there will be sufficient shares of Odyssey Common Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; (h) that the outstanding shares of AOM Common Stock to be exchanged as consideration for the Shares and the Odyssey New Preferred Shares, and the AOM PIPE Warrants to be exchanged for the Odyssey Assumed Warrants, are, or will be at the time of the Merger, validly issued, non-assessable, fully paid, and free and clear of liens; (i) that the certificate of designation establishing the Odyssey New Preferred Shares will have been duly adopted by the Board and duly filed with the Secretary of State of the State of Nevada prior to the issuance of any Odyssey New Preferred Shares, and that the Odyssey New Preferred Shares will be duly authorized and validly issued; (j) that the Merger Agreement and the actions contemplated therein, including the Merger and the issuance of the Shares pursuant to the terms of the Merger, will be duly approved and adopted by the stockholders of the Company and AOM, as applicable; and (k) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied and the transactions contemplated by the Merger Agreement will have been consummated in accordance with the terms of the Merger Agreement. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. In addition, we have assumed that the Odyssey Assumed Warrants will be duly authorized and validly issued. We have also assumed that, upon the issuance of any Shares issuable upon exercise of the Odyssey Assumed Warrants, the total number of shares of Odyssey Common Stock issued and outstanding will not exceed the total number of shares of Odyssey Common Stock that the Company is then authorized to issue under its Articles of Incorporation, as amended. Our opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith, and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company.

On the basis of, and in reliance upon, the foregoing examination and subject to the assumptions, exceptions, qualifications, and limitations contained herein, we are of the opinion that (a) the Shares to be issued by the Company under the Merger Agreement have been duly authorized, and, upon issuance and delivery in exchange for the outstanding shares of AOM Common Stock in accordance with the terms of the Merger Agreement, will be validly issued, fully paid, and non-assessable; (b) the Odyssey New Preferred Shares have been duly authorized, and, upon issuance and delivery in accordance with the terms of the Merger Agreement and the certificate of designation establishing such series, will be validly issued, fully paid, and non-assessable; (c) if and when Shares underlying the Odyssey New Preferred Shares have been issued upon the conversion of such Odyssey New Preferred Shares in accordance with the terms of such Odyssey New Preferred Shares, then such Shares will be validly issued, fully paid, and non-assessable; (d) if and when Shares underlying the Odyssey Assumed Warrants have been issued upon the exercise of such Odyssey Assumed Warrants in accordance with the terms of such Odyssey Assumed Warrants, then such Shares will be validly issued, fully paid, and non-assessable; and (e) the Odyssey Assumed Warrants have been duly authorized, and, upon issuance in accordance with the terms of the Merger Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Odyssey Marine Exploration, Inc.

September 29, 2026

We render this opinion only with respect to (a) the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes and (b) solely with respect to our opinion in paragraph (e) above, the laws of the State of New York. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion if any applicable laws change after date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Securities.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations, and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendment thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion letter as an exhibit. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Akerman LLP /s/ Akerman LLP